SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.

          GABELLI INTERNATIONAL LTD
                                 1/07/99            5,000             1.1250
          GAMCO INVESTORS, INC.
                                 1/22/99           18,500             1.1563
                                 1/21/99           10,500             1.1488
                                 1/20/99            2,000             1.1250
                                 1/06/99            1,000-            1.0625
                                 1/04/99           16,000             1.1250
                                12/23/98            4,000             1.1250
                                12/22/98            9,000             1.1250
                                12/21/98            2,500             1.1250
                                12/21/98           16,500             1.1250

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED IN THE OVER-THE-COUNTER MARKET.

          (2) PRICE EXCLUDES COMMISSION.